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                                                                     EXHIBIT 5.1






               [HONIGMAN MILLER SCHWARTZ AND COHN LLP LETTERHEAD]


                                  July 30, 2001


Pulte Homes, Inc.
33 Bloomfield Hills Parkway, Suite 200
Bloomfield Hills, Michigan 48304

         Re:      Registration Statement on Form S-8

Ladies and Gentlemen:

         We have represented Pulte Homes, Inc., a Michigan corporation (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission (the "Commission") of a Registration Statement on Form S-8 (the "Registration Statement"), for registration under the Securities Act of 1933, as amended (the "Securities Act"), of a maximum of 396,945 of the Company's Common Shares (the "Common Stock"), to be issued pursuant to options granted under the Del Webb Corporation Director Stock Plan, the Del Webb Corporation 1995 Director Stock Plan, the Del Webb Corporation 1998 Director Stock Plan, the Del Webb Corporation Executive Long-Term Incentive Plan, the Del Webb Corporation 1993 Executive Long-Term Incentive Plan, the Del Webb Corporation 1995 Executive Long-Term Incentive Plan, the Del Webb Corporation 1998 Executive Long-Term Incentive Plan and the Del Webb Corporation 2000 Executive Long-Term Incentive Plan (collectively, the "Plans").

         Based upon our examination of such documents and other matters as we deem relevant, it is our opinion that the shares of the Common Stock to be offered by the Company under the Plans pursuant to the Registration Statement have been duly authorized and, when issued by the Company in accordance with the Plans and the stock options exercised thereunder, will be legally issued, fully paid and nonassessable.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not admit hereby that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission thereunder.

                                       Very truly yours,

                                       /s/ Honigman Miller Schwartz and Cohn LLP
                                       -----------------------------------------
                                       HONIGMAN MILLER SCHWARTZ AND COHN LLP
DF/LAM/RJK